Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Science 37 Holdings, Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: December 20, 2021

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Michael Boxer
	Name:	Michael Boxer
	Title:	Senior Vice President, General Counsel and Secretary

THERMO FISHER SCIENTIFIC POWDER US HOLDINGS CORP.

By:	/s/ Anthony H. Smith
	Name:	Anthony H. Smith
	Title:	President

PPD, INC.

By:	/s/ Julia James
	Name:	Julia James
	Title:	Executive Vice President, General Counsel and Secretary

EAGLE HOLDING COMPANY II, LLC

By:	/s/ Julia James
	Name:	Julia James
	Title:	Executive Vice President, General Counsel and Secretary

JAGUAR HOLDING COMPANY I, LLC

By:	Eagle Holding Company II, LLC, its Managing Member

By:	/s/ Julia James
	Name:	Julia James
	Title:	Executive Vice President, General Counsel and Secretary

JAGUAR HOLDING COMPANY II

By:	/s/ Julia James
	Name:	Julia James
	Title:	Executive Vice President, General Counsel and Secretary

WILDCAT ACQUISITION HOLDINGS (UK) LIMITED

By:	/s/ Christopher Fikry
	Name:	Christopher Fikry
	Title:	Director

PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC

By:	/s/ Julia James
	Name::	Julia James
	Title::	Executive Vice President, General Counsel and Secretary

[Joint Filing Agreement]